UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 25, 2006

Angeion Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway
Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1               Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement

At a regular meeting of the Board of Directors on May 25, 2006, the following actions were taken.

Compensation of Directors

The Company’s Board of Directors amended the director compensation as follows:

The Company established additional annual compensation for directors serving as Chairs of the Board or Committees, as follows:

Board Chair:	$6,000
Audit Committee Chair:	$4,500
Chair of the Governance/Nominating and Compensation Committees:	$2,500

At the meeting, the following committee chairs were elected:

Arnold A. Angeloni	Chair of the Board
John C. Penn, Chair	Chair of the Audit Committee
K. James Ehlen, M.D.	Chair of the Governance/Nominating and Compensation Committees

The other elements of the Company’s non-employee director compensation remained the same.  Each non-employee director receives a quarterly retainer of $3,000, and receives a fee of $1,000 for each regular meeting attended in person or telephonically and $500 for each telephonic meeting of the board.  Each non-employee member of each standing committee will receive an additional fee of $500 for each committee meeting attended in person or telephonically.  No committee fee will be paid if a board and committee meeting occur on the same day.  In addition, if the Company establishes special committees during the year, non-employee committee members would be paid a fee of $5,000 and receive the meeting fees set forth above.  Each non-employee director also received an annual ten-year stock option grant for 15,000 shares on May 25, 2006 at a price of $5.08, vesting immediately.

Compensation of Officers

The Board of Directors also approved the 2006 Management Incentive Bonus Plan (the “2006 Bonus Plan”).  The 2006 Bonus Plan provides for the payment of cash compensation to eligible employees, including the Company’s executive officers, upon achievement of predetermined objectives.  The 2006 Bonus Plan is similar to annual bonus plans operated by the Company in past years and provides that bonuses will be earned during fiscal 2006 if the Company achieves specified levels of (i) earnings before interest, taxes, depreciation and amortization, (ii) revenues from sales of cardiorespiratory diagnostic products, and (iii) revenues from sales of New Leaf health and fitness products.

Under the 2006 Bonus Plan, Mr. Rodney A. Young, the Company’s Chief Executive Officer, is eligible for a bonus ranging from 22.5% of base salary if the threshold level is met in each of the three areas to 100.0% of base salary if the maximum level is met in each of the three areas.  The Company’s Chief Financial Officer, Dale H. Johnson, is eligible for a bonus ranging from 17.5% of base salary if the threshold is met in each of the three areas to 50.0% of base salary if the maximum level is met in each of the three areas.

As disclosed in the Company’s Form 10-KSB for the year ended October 31, 2005, bonuses were paid under the 2005 Management Incentive Bonus Plan.  Mr. Young received a bonus of $34,000 and Mr. Johnson received a bonus of $9,555 under the 2005 Management Incentive Bonus Plan.

In addition, on May 25, 2006, Mr. Young was granted a ten-year option to purchase 12,000 shares of the Company’s common stock and Mr. Johnson was granted a ten-year option to purchase 4,500 shares of the Company’s common stock.  Each option had an exercise price of $5.08 and is 100% vested immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: June 1, 2006	By	/s/ Rodney A. Young
Rodney A. Young
President and Chief Executive Officer